                                                                   EXHIBIT 99.03


                            JOINT VENTURE AGREEMENT

                                  Relating To

                           EXODUS ASIA-PACIFIC LTD.

                        Dated as ocf September  28, 2000


SHAREHOLDERS:

1.   EXODUS              EXODUS COMMUNICATIONS, INC., a Delaware corporation
                         with offices located at 2831 Mission College Blvd., Santa Clara, California 95054, United States of
                         America; and

2.   ASIA GLOBAL         ASIA GLOBAL CROSSING, LTD., a company organized
     CROSSING            under the laws of Bermuda, with offices located at
                         Wessex House, 45 Reid Street, Hamilton HM12, Bermuda.

                               TABLE OF CONTENTS


RECITALS

ARTICLE 1:    DEFINITIONS..................................................   1

ARTICLE 2:    OBJECT OF THE COMPANY; NAME..................................   8

ARTICLE 3:    COMPLETION...................................................   9

ARTICLE 4:    APPOINTMENT OF DIRECTORS.....................................  11

ARTICLE 5:    ADDITIONAL FUNDING...........................................  12

ARTICLE 6:    COVENANTS, REPRESENTATIONS AND WARRANTIES....................  14

ARTICLE 7:    CONDUCT OF THE COMPANY'S AFFAIRS.............................  21

ARTICLE 8:    DISPUTE RESOLUTION...........................................  27

ARTICLE 9:    INDEMNIFICATION; LIMITATIONS ON DAMAGES; CONTRACTUAL
              LIMITATIONS..................................................  27

ARTICLE 10:   CONFIDENTIAL INFORMATION; PUBLIC ANNOUNCEMENTS...............  29

ARTICLES 11:  TRANSFERS OF INTERESTS AND ISSUANCE OF ADDITIONAL INTERESTS..  30

ARTICLE 12:   VOTING AGREEMENT.............................................  36

ARTICLE 13:   DISSOLUTION AND WINDING UP...................................  36

ARTICLE 14:   INDEPENDENT VALUATION........................................  37

ARTICLE 15:   MISCELLANEOUS PROVISIONS.....................................  38

ARTICLE 16:   WAIVER OF CONFLICT OF INTEREST...............................  41

SCHEDULES:
---------



   Schedule 1.52               Network Agreement
   -------------

   Schedule 6.4                No Conflict
   ------------

   Schedule 6.10               Encumbrances on Joint Venture Interest
   -------------

   Schedule 6.13               Business Interests in the Territory
   -------------

                            JOINT VENTURE AGREEMENT
                                  relating to
                           EXODUS ASIA-PACIFIC LTD.

THIS JOINT VENTURE AGREEMENT ("Joint Venture Agreement") relating to EXODUS
ASIA-PACIFIC LTD., a company with limited liability   organized under the laws
of Bermuda made as of this 28th day of September, 2000.

                                   RECITALS

A. EXODUS is in the business of providing mission critical Internet hosting, managed and professional services and content distribution services to business customers.

B. ASIA GLOBAL CROSSING is in the business of providing pan-Asian Internet and long distance telecommunications facilities and services utilizing a network of undersea digital fiber optic cable systems and associated terrestrial backhaul capacity.

C. EXODUS and ASIA GLOBAL CROSSING desire to enter into a joint venture (the "Joint Venture") which shall operate through a company organized under the laws of Bermuda to be known as "Exodus Asia-Pacific Ltd." (the "Company") on the terms and conditions set out below.

D. The Shareholders desire to set out the rights, duties and obligations of the Shareholders in connection with the formation, ownership and operation of the Company.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Shareholders hereto, intending to be legal bound hereby, agree as follows:

                                   ARTICLE 1:
                                  DEFINITIONS
                                  -----------

     Terms defined in the preamble, in the recitals and in the text hereof shall have their respective meanings when used herein, and the following terms used in this Joint Venture Agreement, whether singular or plural, shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

     1.1  "Acceptance"  is defined in Section 5.35.3.

     1.2  "Acceptance Period" is defined in Section 11.2.

     1.3 "Affiliate" means any corporation, company, partnership, joint venture, firm and/or entity which Controls, is Controlled by, or is under common Control with a Shareholder, except that such term shall not include the Company.

     1.4 "Agreed Proportions" initially means 67% in respect of EXODUS and 33% in respect of ASIA GLOBAL CROSSING and thereafter the percentages which the nominal value of the Shares beneficially owned by each Shareholder respectively bears to the combined nominal value of the fully issued and paid-up Shares of the Company.

     1.5 "ASIA GLOBAL CROSSING" means Asia Global Crossing Ltd., a company organized under the laws of Bermuda.

     1.6  "ASIA GLOBAL CROSSING Director" is defined in Section 4.2(b).

     1.7 "Bankruptcy" means the entry of an order for relief with respect to a Shareholder in proceedings under any bankruptcy, insolvency or similar law of the jurisdiction of organization of such Shareholder.

     1.8  "Board" means the Board of Directors of the Company.

     1.9  "Business" is defined in Section 2.1(a).

     1.10 "Business Combination" is defined in Section 7.4(a).

     1.11 "Buy-Out Event" means:

          (a) The filing of an application by a Shareholder for, or its consent to, the appointment of a trustee, receiver, custodian or similar person under the applicable laws of the jurisdiction of organization of such Shareholder, for the assets of a Shareholder;

          (b) The entry of a final order, judgment or decree by any court of competent jurisdiction appointing a trustee, receiver, custodian or similar person under the applicable laws of the jurisdiction of organization of such Shareholder, for the assets of a Shareholder;

          (c) The failure by a Shareholder generally to pay its debts as they become due or a Shareholder's admission in writing of its inability to pay its debts as they become due;

          (d) A Shareholder's Joint Venture Interest in the Company becoming subject to the enforcement of any rights of a creditor of a Shareholder, whether arising out of an attempted charge upon that Shareholder's Joint Venture Interest by judicial process or otherwise, if that Shareholder fails to effectuate the release of those enforcement rights, whether by legal process, bonding, or otherwise, within one hundred eighty (180) days; or

          (e) The Bankruptcy of a Shareholder.

     1.12 "Buy-Out Event Date" means the date of an occurrence of a Buy-Out
Event.

     1.13 "Closing" shall mean the "Closing" as defined in the Merger Agreement.

     1.14 "Company" means "Exodus Asia-Pacific Ltd.", a company formed pursuant to this Joint Venture Agreement and organized under the laws of Bermuda and any successor thereto.

     1.15 "Confidential Information" means any intellectual property of non-public technical or business information written or orally disclosed or delivered by one Shareholder or any of its Affiliates (the "Disclosing Party") to another Shareholder or any of its Affiliates (the "Receiving Party"). Notwithstanding anything to the contrary in this Joint Venture Agreement, Confidential Information shall not include:

           (i) any information or material that is publicly known or available, or becomes publicly known or available, without any act or omission of the Receiving Party;

           (ii) any information or material which prior to disclosure was rightfully in the possession of the Receiving Party without restriction on use or disclosure;

           (iii) any information or material that is rightfully received by the Receiving Party from a non-party without an obligation of confidence; or

           (iv) any information or material that is independently developed by the Receiving Party without use or reference to any Confidential Information of the Disclosing Party.

     1.16 "Contributed Assets" is defined in Section 3.1(c)(ii).

     1.17 "Control", "Controlled" or "Controlling" means the control of a person exercised through the direct or indirect ownership of greater than fifty percent (50%) of the stock, shares or other voting interest of such person.

     1.18 "Dedicated Private Extranet Network" shall mean a private IP Network connecting communities of interests.

     1.19 "Defaulting Shareholder" is defined in Section 11.9.

     1.20 "Director" means a director of the Company including, where applicable, an alternate director.

     1.21 "Disposition," "Dispose" or "Disposing" refers to and means the sale, assignment, transfer, exchange, pledge or encumbrance or other disposition of all or any part of such Shareholder's Joint Venture Interest in the Company or of some other specified property, in any manner, whether, voluntarily or involuntarily, or by operation of law or otherwise; provided, however, that a merger or other business combination of

EXODUS or ASIA GLOBAL CROSSING shall not be deemed a Disposition for purposes of this Joint Venture Agreement.

     1.22 "Dispute" is defined in Section 8.1.

     1.23 "Dollar" or "$." means U.S. Dollars.

     1.24 "Effective Time" means the Closing.

     1.25 "Entitlement" is defined in Section 5.3.

     1.26 "Equity Share Capital" means all of the fully issued and paid up Shares of the Company.

     1.27 "EXODUS" means EXODUS COMMUNICATIONS, INC., a Delaware corporation.

     1.28 "EXODUS Core Technologies" means the "EXODUS Core Technologies" as defined in the Licensing Agreement.

     1.29 "EXODUS Director" is defined in Section 4.2(a).

     1.30 "EXODUS Services" means all technical, professional and other services required in connection with the design, development, construction and operation of data centers and the conduct of the Company's Business furnished to the Company by Exodus.

     1.31 "EXODUS Standard Business Practices and Methodologies" means the standard business practices and methodologies as executed by EXODUS globally as part of EXODUS' global operations, as adapted to local conditions if necessary.

     1.32 "EXODUS Technical Specifications and Standards" means the EXODUS technical specifications and standards as promulgated by EXODUS globally as part of EXODUS' global operations, as adapted to local conditions if necessary. The Exodus Technical Specifications and Standards shall be applicable to the distribution of the Company's Services pursuant to reseller agreements to be entered into between the Company and its customers.

     1.33 "Export Administration Act" is defined in Section 6.11.

     1.34 "Fiscal Year" means the annual accounting period of the Company, which is the twelve months ended December 31, except that for 2000, it is the period from the date of the Company's incorporation and ending on December 31, 2000.

     1.35 "GLOBAL CROSSING" means GLOBAL CROSSING LTD., a company organized under the laws of Bermuda.

     1.36 "Indemnitees" is defined in Section 9.1.

     1.37 "Intellectual Property Rights" means all patent rights, copyright rights (including, but not limited to, rights in music and audiovisual works and Moral Rights), trademark rights, trade secret rights, design rights and confidentiality rights and any other intellectual property rights recognized by the law of each applicable jurisdiction.

     1.38 "Internet" means a series of interconnected networks linked together by a globally unique address space based on the Internet Protocol (or a subsequent amendment or replacement protocol) and which supports the exchange of data and other messages using Transmission Control Protocol/Internet Protocol (TCP/IP) (or a subsequent amendment or replacement protocol).

     1.39 "Internet Backbone" means a wireline or wireless network which: (i) can or does (a) assign IP addresses or manage IP address assignments for machines or networks to which it is connected, (b) accept or deliver IP datagrams from machines or networks to which it is connected, or (c) maintain IP packet traffic to other machines or networks; and (ii) provides IP connectivity on a regional, national or international basis.

     1.40 "Internet Data Center Services" means services such as hosting, co-location and content distribution for the Internet.

     1.41 "Internet Protocols" or "IP" means the Internet Protocols as defined by the document titled RFC-91, by John Postell of the University of Southern California, dated 1981, or subsequent revisions thereof.

     1.42 "Internet Web Hosting" means the provision of Internet connectivity interconnected with servers, located within data centers used for the purpose of accessing content and applications.

     1.43 "Joint Venture" means the joint venture entered into pursuant to this Joint Venture Agreement.

     1.44 "Joint Venture Agreement" means this Joint Venture Agreement, as originally executed and as amended from time to time in accordance with the terms hereof.

     1.45 "Joint Venture Interest" means, with respect to each Shareholder, the Shares that are owned by such Shareholder and all rights appurtenant thereto as a Shareholder of the Company under the Company's Memorandum of Association and as provided under the applicable provisions of the laws of Bermuda.

     1.46 "Licensing Agreement" means the Licensing Agreement to be entered into by and between EXODUS and/or any of its Affiliates and the Company on or prior to the Effective Time in a form to be mutually agreed upon by the parties hereto which, at a minimum, shall grant to the Company an exclusive license in the Territory to all Intellectual Property Rights of EXODUS necessary for the Company to pursue the Business and for the use of all trademarks owned by EXODUS in connection with the Business in consideration for the payment by the Company to EXODUS of a reasonable royalty not less favorable than that granted to unaffiliated third parties which royalty shall begin to accrue and be payable as measured from the first fiscal quarter that the Company becomes profitable.

     1.47 "Local Participant" is defined in Section 6.14(c).

     1.48 "Losses" shall mean any claims, losses, liabilities, damages, penalties, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing any indemnity.

     1.49 "Memorandum of Association" means the Memorandum of Association of the Company and related By-laws of the Company.

     1.50 "Merger Agreement" means the Agreement and Plan of Merger, dated as of the date hereof, among EXODUS and GLOBAL CROSSING and certain affiliated companies, as the same may from time to time be amended, modified or supplemented.

     1.51 "Moral Rights" shall mean any right of paternity or integrity, any right to claim authorship, to object to or prevent any distortion, mutilation or modification of, or other derogatory action in relation to the subject work whether or not such would be prejudicial to the author's honor or reputation, to withdraw from circulation or control the publication or distribution of the subject work, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral" right.

     1.52 "Network Agreement" means the Network Services Agreement, Marketing and Cooperation Agreement, as amended, supplemented or otherwise modified from time to time, and to be executed by such parties in the form attached as
Schedule 1.48 hereto on or prior to the Effective Time.
-------------

     1.53 "Notice of Proposed Sale" is defined in Section 11.2.

     1.54 "Person" shall mean any individual, sole proprietorship, corporation, partnership, company with limited liability, unincorporated society or association, trust, or other legal entity.

     1.55 "Qualified Initial Public Offering" is defined in Section 11.12.

     1.56 "Quorum" is defined in Section 7.2(e).

     1.57 "Related Agreements" means the Licensing Agreement, the Network Agreements and the Services Agreement.

     1.58 "Representatives" is defined in Section 10.1.

     1.59 "Required Additional Equity Share Capital" is defined in Section 5.1.

     1.60 "Restricted Business" shall mean the provision of physical space with Internet connectivity interconnected with servers or other types of data processing equipment (other than solely data communications/networking equipment).

     1.61 "Sale Notice" is defined in Section 11.10(b).

     1.62 "Seller" is defined in Section 11.10(a).

     1.63 "Selling Shareholder" is defined in Section 11.2.

     1.64 "Services" means the web hosting services provided by the Company directly or through one or more of its subsidiaries in the Territory.

     1.65 "Services Agreement" means the Services Agreement to be entered into by and between EXODUS and the Company on or prior to the Effective Time in a form to be mutually agreed upon by the parties hereto for the provision of the EXODUS Services to the Company and which shall provide for the reimbursement by the Company of EXODUS' fully-burdened costs of providing such EXODUS Services.

     1.66 "Shareholder" means each of EXODUS and ASIA GLOBAL CROSSING and each other Person that from time to time becomes a Shareholder pursuant to the terms of this Joint Venture Agreement.

     1.67 "Shares" means ordinary shares of par value $0.01 each in the capital of the Company with the rights, preferences and designations set out in the Company's Memorandum of Association.

     1.68 "Subsidiary" or "Subsidiaries" means with respect to any Person (other than a natural individual), any other Person Controlled by such Person.

     1.69 "Tag-Along Right" is defined in Section 11.10(a).

     1.70 "Tag-Along Notice" is defined in Section 11.10(b).

     1.71 "Tax" and "Taxes" shall mean any and all national, local and foreign taxes, assessment and other governmental charges, duties, impositions and liabilities including taxes based upon or measured by gross receipts, income, profits, sales, use or occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

     1.72 "Technical Data" means all documentation and other technical information provided by any Shareholder and/or its Affiliates pursuant to this Joint Venture Agreement or the Related Agreements.

     1.73 "Term" means the Term of this Joint Venture Agreement as set out in
Section 3.3.

     1.74 "Termination Notice" is defined in Section 3.3.

     1.75 "Territory" means the collective reference to Brunei, Burma, Cambodia, China (including Hong Kong), Fiji, Indonesia, Japan, Kiribati, Laos, Macau, Malaysia, Marshall Islands, Federated States of Micronesia, Mongolia, Nauru, North Korea, Palau, Papua New Guinea, Philippines, Samoa (formerly Western Samoa), Singapore, Solomon Islands, South Korea, Taiwan, Thailand, Tonga, Tuvalu, Vanuatu and Vietnam.

     1.76 "Transfer Taxes" is defined in Section 3.1(c)(ii).

     1.77 "Trigger Event" is defined in Section 3.3.

     1.78 "Valuation Date" is defined in Section 14.3.



                                  ARTICLE 2:
                          OBJECT OF THE COMPANY; NAME
                          ---------------------------

     2.1  Business.  The Shareholders are entering into the Joint Venture and
          --------
forming the Company under the laws of Bermuda for the purpose and scope as follows:

          (a) Purpose.  The purpose of the Joint Venture is to directly or
              -------
     indirectly through one or more subsidiaries provide EXODUS' existing and future services made available to customers including, without limitation, Internet Data Center Services and Internet connectivity for data centers, managed service offerings, professional services and content distribution in accordance with EXODUS' Standard Business Practices and Methodologies in the Territory (the "Business").

          (b) Other Activities. Subject to Section 7.4, the Shareholders may
              ----------------
     expand the scope of the Business as provided herein and will determine appropriate business models covering any expanded businesses.

     2.2  Name.  The name of the Company shall be "Exodus Asia-Pacific Ltd." in
          ----
English, and all business of the Company shall be conducted under such name or any other name approved at a general meeting of the Shareholders of the Company, but in any case only to the extent permitted by applicable law and only to the extent that the license granted to the Company for the use of the "EXODUS" trade name and all associated Intellectual Property Rights is permitted under the terms and conditions of the Licensing Agreement.

     2.3  Principal Place of Business.  The registered office of the Company
          ---------------------------
shall be in Hamilton, Bermuda and the principal place of business of the Company at which the records required to be maintained by the laws of Bermuda are to be kept shall be in such place or places as the Board shall specify.

                                  ARTICLE 3:
                                  COMPLETION
                                  ----------


     3.1  Formation of the Company. As soon as practicable following the full
          ------------------------
          execution of this Joint Venture Agreement and in accordance with all applicable law:

          (a) Organization.  The Shareholders shall cause the Company to be
              -------------
     established under the laws of Bermuda, or such other jurisdiction of organization as may be mutually agreed by the Shareholders, on the following basis:

                 (i)   the Company shall be a company limited by Shares;

                 (ii) the name of the Company shall be "Exodus Asia-Pacific Ltd." in English or such other name as agreed by the Shareholders;

                 (iii) the registered head office of the Company will be as specified in Section 2.3; and

                 (iv) the authorized share capital of the Company shall be $10.00 divided into 1,000 Shares of $0.01 each.

          (b) Subscription of Shares.  Upon the Closing,  or on a subsequent
              ----------------------
     date to be mutually agreed by the Shareholders, the Shareholders shall subscribe for their respective Shares as set out below and pay to the Company (into a designated bank account at in Bermuda) in full in cash:

     Shareholder                 No. of Shares            Consideration
     -----------                 -------------            -------------
     EXODUS                            670                U.S. $ 67,000,000
     ASIA GLOBAL CROSSING              330                U.S. $ 33,000,000
     Total                            1000                U.S. $100,000,000

          (c)  In-Kind Capital Contributions.
               -----------------------------

               (i) Except for the Intellectual Property Rights licensed pursuant to the Licensing Agreement and subject to Section 6.14 concurrent with the subscription of Shares provided for in subsection (b) above, each of the Shareholders shall contribute to the Company, free and clear of all liens, security interests, mortgages or other encumbrances, all tangible and intangible assets, real and personal, necessary to the conduct of the Business in the Territory now owned or hereafter acquired by such Shareholders, including all equity ownership interests in Persons, data centers, equipment, real property, improvements, software, applications, databases, employees, customers, agreements, prospective Web addresses, licenses and permits, in each case to the Company or to the Company's Subsidiaries organized to pursue the Business in the Territory, which assets shall include at a minimum those set forth on Schedule 6.13 (collectively, the
                                     -------------
          "Contributed Assets").

               (ii) Each Shareholder shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") incurred in connection with their respective in-kind capital contributions to the Company and shall be responsible for filing all necessary documentation and tax returns with respect to such Transfer Taxes.

          (d) Each of the Shareholders shall take or cause to be taken the following steps at Directors' and Shareholders' meetings of the Company (as appropriate):

               (i) the appointment of the individuals specified in Section 12.1 as Directors of the Company ;

               (ii) the appointment of KPMG as statutory auditor(s) of the Company;

               (iv) the allotment and issue by the Company of 670 Shares to EXODUS;

               (v) the allotment and issue by the Company of 330 Shares to ASIA GLOBAL CROSSING; and

               (vi) the execution of the Licensing Agreement, the Network Agreements and the Services Agreement.

          (e) The Shareholders shall commence efforts to identify, recruit and hire senior management personnel, subject to Board approval and appointment.

     3.2  Payment for Shares.  The Shares shall be subscribed for cash and shall
          ------------------
be issued only upon the Company's receipt of payment in full.

     3.3  Duration.  The Term of this Joint Venture Agreement shall commence on
          --------
the Effective Time and shall continue in effect until terminated upon:

          (a) The mutual agreement of all Shareholders;

          (b) if the Effective Time does not occur and the Merger Agreement is terminated; or

          (c) A resolution of Shareholders (subject to Section 7.4(a)(ii)) or of a court with jurisdiction over the Company's affairs causing the Company to be wound-up.

Upon the occurrence of the event specified in Section 3.3(a) ("Trigger Event"), either Shareholder may, within twenty-one (21) days of the Trigger Event, serve a notice on the other Shareholder stating its desire to terminate this Joint Venture Agreement (a "Termination Notice") whereupon the Company shall be wound-up and dissolved in accordance with Article 13 hereof.

          (d) In the event that EXODUS shall no longer have the right to appoint a majority of the Directors comprising the Company's Board, then upon the occurrence of any of the following events:

               (i) the unauthorized use by the Company of the EXODUS Core Technologies or EXODUS Marks (as each term is defined in the Licensing Agreement), and such use is not promptly terminated by the Company upon its receipt of notice thereof; or

               (ii) the failure of the Company to adhere in any material respect to EXODUS Technical Specifications and Standards or the EXODUS Standard Business Practices and Methodologies and such failure is not cured by the Company within thirty
                     (30) days upon its receipt of notice thereof; or

               (iii) the failure of the Company to make any payment under the
                     Licensing Agreement and such failure continues for a period of not less than sixty (60) days; or

               (iv) any action by the Company which materially injures or degrades the "EXODUS" brand;

then EXODUS may by written notice served upon the other Shareholders (a "EXODUS Termination Notice") terminate this Joint Venture Agreement whereupon the Company shall be wound-up and dissolved in accordance with Article 13 hereof.

                                  ARTICLE 4:
                           APPOINTMENT OF DIRECTORS
                           ------------------------

     4.1  Number.  The maximum number of Directors holding office at any time
          ------
shall be six (6) unless otherwise approved by the Shareholders in accordance with this Joint Venture Agreement.

     4.2  Appointment.  The Directors of the Company shall be appointed as
          -----------
follows:

          (a) EXODUS shall be entitled to appoint four (4) Directors to be designated as the EXODUS Directors ("EXODUS Directors"); and

          (b) ASIA GLOBAL CROSSING shall be entitled to appoint two (2) Director to be designated as the ASIA GLOBAL CROSSING Director ("ASIA GLOBAL CROSSING DIRECTORS").

In the event that the Board shall delegate any of its responsibilities to a committee of the Board, the proportion of EXODUS Directors to ASIA GLOBAL CROSSING Directors shall be no greater than two to one (2-1)

     4.3  Appointment of Chief Executive Officer.  As soon as practicable after
          --------------------------------------
the Effective Time, EXODUS shall nominate a candidate for election as the Company's Chief Executive Officer subject to the approval of the Company's Board of Directors (the "Chief Executive Officer"). The Chief Executive Officer shall serve for four (4) years from the date of such appointment. If the Chief Executive Officer's employment shall terminate for any reason during this four year period, EXODUS may nominate a further Chief Executive Officer to serve for the remainder of such four (4) year term, subject to Board approval.

                                  ARTICLE 5:
                              ADDITIONAL FUNDING
                              ------------------

     5.1  Subscription for Additional Equity Share Capital by the Shareholders.
          --------------------------------------------------------------------
Subject to Section 11.9 hereinbelow, as determined by the Board, each Shareholder may required to subscribe for additional Shares in the Agreed Proportions, up to an aggregate additional amount of (i) $200,000,000 (including the $100,000,000 initial capital subscription) during the fiscal year, (ii) $200,000,000 during the second year, and (iii) $200,000,000 during the third year, each such period being measured from the Effective Time. Such Shares shall be subscribed for in such amount and at such times as determined by the Board upon a simple majority vote at which a Quorum is present and acting throughout, as may be necessary and/or prudent to fund the requirements of the Company as determinedin the sole discretion of the Board (the "Required Additional Equity Share Capital"). All subscriptions for Required Additional Equity Share Capital shall be made at a subscription price per Share based upon the valuation of the Company at the time of subscribtion, as determined in good faith by the Board. If any other person shall become a Shareholder, such person shall be obligated to subscribe for addtional Shares in the Agreed Proportions, as amended, at the same time as the existing Shareholders and the REquired Additional Equity Share Capital shall be increased in accordance with the following formula:

     E  =  R x EQ'/ EQ


     where:

     E       =      the Required Additional Equity Share Capital after admission of the additional Shareholder, in U.S. Dollars.

     R       =      the Required Additional Equity Share Capital prior to
                    admission of such Additional Shareholder, in U.S. Dollars.

     EQ'     =      the aggregate amount of Equity Share Capital, in U.S.
                    Dollars, paid in by all Shareholders of the Company, including the additional Shareholder.

     EQ      =      the aggregate amount of Equity Share Capital, in U.S.
                    Dollars, paid in by all Shareholders of the Company, excluding the additional Shareholder.

     Notwithstanding the foregoing, the Shareholders shall cause the Company to procure that the requirements of the Company for further capital to finance the Business are met, as far as reasonably practicable in order to reduce the Shareholders' capital contributions and maximize their return on invested equity on the most favorable terms readily available which may include, without limitation: borrowings from banks and other similar sources on the most favorable terms reasonably obtainable as to interest, repayment and security, but without allowing a prospective lender a right to participate in the Equity Share Capital of the Company as a condition of a loan.

     5.2  Notice and Acceptance.  Shareholders must respond, if at all, to the
          ---------------------
Notice within thirty (30) days of receipt, informing the Company in writing how many Shares they wish to purchase, which may be more or less than their Entitlement (an "Acceptance"). Such Acceptances, once given, shall be irrevocable by the Shareholder. If, with respect to any Notice, Shareholders fail to give Acceptances within the requisite time period, in respect of all Shares offered, the Company shall have ninety (90) days after the expiration of the time in which the Acceptances are required to be delivered, in which to sell the number of Shares for which Acceptances have not been received at a price not less than that described in the Notice to such persons as holders of a majority of the Shares held by Shareholders who have submitted Acceptances shall approve.

     5.3  Excess Acceptances.  If the number of Shares in respect of which
          ------------------
Acceptances have been received exceeds the number of Shares being offered, the Company may (i) increase the size of the offering to equal the number of Shares in respect of which Acceptances have been received or (ii) allot each accepting Shareholder its Entitlement and allot the balance of the Shares among those Shareholders whose Acceptances are for a greater number of Shares than their Entitlement, pro rata in accordance with their Entitlement, but not to exceed the number of Shares specified in their respective Acceptances.

     5.4  Loan Finance.  Subject to Section 7.4(a), following the subscription
          ------------
by the Shareholders of all Required Additional Equity Share Capital or otherwise at any time, the Shareholders may cause the Company to procure that the requirements of the Company for working capital to finance the Business are met, as far as reasonably practicable, by borrowings from banks and other similar sources on the most favorable terms reasonably obtainable as to interest, repayment and security, but without allowing a prospective lender a right to participate in the Equity Share Capital of the Company as a condition of a loan.

     5.5  Guarantees Given by Shareholders.  Any guarantee or indemnity given by
          --------------------------------
the Shareholders to secure indebtedness or obligations of the Company for the purpose of financing the Business shall be approved by the Shareholders as set forth in Section 7.4(a) and provided by the Shareholders on a several basis in proportion to their Agreed Proportions from time to time. If any guarantee or indemnity to be provided by any Shareholder pursuant to this Section 5.5 is not acceptable to the relevant lender or obligee, then one or more of the remaining Shareholders may, in their sole discretion, guarantee or indemnify the unacceptable Shareholder's Agreed Proportion of such guarantee or indemnity as well as their own on condition that the unacceptable Shareholder shall provide to the guaranteeing or indemnifying Shareholder a guarantee to pay its Agreed Proportion of any actual liabilities incurred by such guaranteeing or indemnifying Shareholder pursuant to the guarantee or indemnity provided by them in accordance with this Section 5.5.

                                  ARTICLE 6:
                   COVENANTS, REPRESENTATIONS AND WARRANTIES
                   -----------------------------------------

     6.1  Compliance with Applicable Law.  Each Shareholder shall comply with
          ------------------------------
all applicable laws, regulations, rules and orders of governmental authorities the non-compliance with which could have a material adverse effect on the business affairs or financial condition of the Company.

     6.2  No Restrictive Covenants.  No Shareholder shall enter into or become
          ------------------------
subject to any contract, agreement, restriction or covenant which would apply to the Company so as to impair or inhibit the Company's ability to conduct its business as contemplated herein or otherwise frustrate the Business of the Joint Venture.

     6.3  Organization. Each Shareholder represents and warrants that, on and as
          ------------
of the date of this Joint Venture Agreement, it is duly organized and existing under the laws of its jurisdiction of organization, that it has the corporate (or other) power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted and to perform its obligations under any contracts by which it is bound, including, without limitation, this Joint Venture Agreement and the Related Agreements. Each Shareholder has all requisite corporate (or other) power and authority to enter into this Joint Venture Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby.

     6.4  No Conflict.  Except as set forth on Schedule 6.4, subject only to the
          -----------                          ------------
approval of the principal terms of this Joint Venture Agreement and the Related Agreements by each Shareholder's Board of Directors or other governing body, the execution and delivery of this Joint Venture Agreement by each Shareholder does not, and as of the Effective Time, the consummation of the transactions contemplated hereby and by the Related Agreements will not conflict with, or result in any violation of, or default by such Shareholder under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (a) any provision of such Shareholders' Memorandum of Incorporation or Bylaws or other constituent documents, (b) any material contract assigned by or assumed by the Company from such Shareholder,
(c) any instrument, permit, concession, franchise, license, judgment, order or decree applicable to the Company or its properties, assets or subsidiaries, or
(d) any agreement or governing documents relating to existing joint venture or other interests to be contributed by a Shareholder to the Company.

     6.5  Governmental Consents.  Each Shareholder represents and warrants that
          ---------------------
it will use all commercially reasonable efforts to obtain any and all approvals or consents of, and to make all notices and filings with, all governmental authorities necessary for the Shareholders to enter into this Joint Venture Agreement and for the Company to conduct its Business as contemplated hereby, including, without limitation:

          (a) a notice of the intent to enter into the Joint Venture and to form the Company shall have been filed with the appropriate authorized competition authority in the Territory, if applicable;

          (b) subject to Section 6.11 hereinbelow, export licenses, as required by the United States government;

          (c) consent of Bermuda Monetary Authority to Share issuance.

If, notwithstanding all commercially reasonable efforts of the Shareholders hereto, any of such necessary governmental licenses, approvals or consents are not granted, with the result that the purposes of this Joint Venture Agreement are substantially frustrated, the Shareholders shall enter into good faith negotiations with the objective of restructuring the relationship between them such that the effects of such nonoccurrence shall be minimized.

     6.6  Other Approvals.  Each Shareholder represents and warrants that it
          ---------------
will use all commercially reasonable efforts to obtain all other consents and/or approvals of any third parties necessary for such Shareholder to enter into this Joint Venture Agreement and for the Company to conduct its Business as contemplated hereby; provided, that if, notwithstanding the all commercially
                     --------
reasonable efforts of the Shareholders hereto, any of such consents and/or approvals are not granted, with the result that the purposes of this Joint Venture Agreement are substantially frustrated, the Shareholders shall enter into good faith negotiations with the objective of restructuring the relationship between them such that the effects of such nonoccurrence shall be minimized.

     6.7  Litigation.  There is no action, suit or proceeding of any nature
          ----------
pending or, to each Shareholder's knowledge, threatened against such Shareholder, its properties or any of its officers, directors or employees that would prohibit, alter or delay the consummation of the transactions contemplated by this Joint Venture Agreement or which would prohibit or restrict the Business of the Company as it is currently contemplated to be conducted, nor, to the knowledge of each Shareholder, is there any reasonable basis therefor. To each Shareholder's knowledge, there is no investigation pending or threatened against such Shareholder, its properties or any of its officers, directors or employees by or before any governmental authority. No governmental authority has at any time challenged or questioned the legal right of each Shareholder to conduct its operations as presently or previously conducted.

     6.8  Businesses of Shareholders.  Subject to Section 6.9 hereinbelow, any
          --------------------------
Shareholder and its respective Affiliates may engage in and/or possess an interest in other business ventures of any nature and description, independently or with others; and neither the Company nor the other Shareholders hereto shall have any right by virtue of this Joint Venture Agreement in or to any such independent venture or to any income or profits derived therefrom and no Shareholder or any Affiliate of any Shareholder shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and each of them shall have the right to take for its own account (individually or as a trustee) or to recommend to others any such particular investment opportunity.

     6.9  Exclusivity.  Subject to the terms and conditions set forth below in
          -----------
this Section 6.9 and in Section 6.14, the Company will be the exclusive vehicle for the Shareholders to pursue the Restricted Business in the Territory. Each of the Shareholders hereby covenants to and with the other Shareholders that neither they nor any of their respective Affiliates which they control will do any one or more of the following:

          (a) enter into any negotiations, discussions, deliberations, agreements or arrangements of any nature whatsoever with any third party to either directly or indirectly carry on or be engaged or interested in a Restricted Business or be directly or indirectly engaged, concerned or interested whether on its own account or as a member, shareholder, consultant, agent, beneficiary, trustee or otherwise in any enterprise, corporation, firm, trust, joint venture or syndicate which is engaged, concerned or interested in or carrying on any Restricted Business;

          (b) on its own account or for any person, enterprise, firm, trust, joint venture or syndicate directly or indirectly entice (or attempt to entice) away from the Company any Restricted Business of any customer of the Company;

          (c) on its own account or for any person, enterprise, firm, trust, joint venture or syndicate directly or indirectly entice (or attempt to entice) away from the Company any supplier to the Company to the extent related to any Restricted Business;

          (d) on its own account or for any person, enterprise, firm, trust, joint venture or syndicate directly or indirectly entice (or attempt to entice) away from the Company any employee, officer, agent consultant, advisor, or any individual who is employed by the Company in any capacity whatsoever. As used herein, "entice" means contact or communicate in any manner whatsoever, including, but not limited to, contacts or communications by or through intermediaries, agents, contractors, representatives, or other Shareholders, provided, however, that nothing herein shall be
                         --------  -------
     construed to prohibit the Shareholders from (a) placing advertisements for employment which are aimed at the public at large in any newspaper, trade magazine, or other periodical in general circulation or advertising for employment through any other mass medium such as radio, television or the Internet, (b) responding to any unsolicited inquiry by an employee concerning employment or (c) employing an employee of the Company after first having obtained the approval of the Board which approval, with respect to EXODUS and its Affiliates, should be unanimous; or

          (e) personally or by its employees or agents or by circulars, letters or advertisements whether on its own account or for any other Person, enterprise, firm, trust, joint venture or syndicate directly or indirectly interfere with the Restricted Business of the Company or divulge to any Person any information concerning the Restricted Business of the Company or the Company or any of its respective dealings, transactions or affairs except to the extent it is required to do so:

               (i) to comply with applicable laws, to defend or prosecute litigation or to comply with government regulations; or

               (ii) as part of normal report or review procedure to its parent company, auditors or attorneys.

          Each Shareholder acknowledges that each of the prohibitions and restrictions contained in Sections 6.9(a) through (e) are reasonable as to period, territorial limitations and subject matter in order to protect the Business and material breach of any of the prohibitions and restrictions contained herein may not be adequately compensated by an award of damages and therefore any breach by a Shareholder of any of those prohibitions and restrictions will entitle any other Shareholder, in addition to any other remedies available at law or in equity, to seek an injunction to restrain the committing of any breach (or continuing breach) of any of those prohibitions or restrictions. Notwithstanding anything to the contrary herein, in the event that the Hong Kong assets of ASIA GLOBAL CROSSING have not been contributed to the Company on or prior to the Closing, for so long as such transfer has not been completed: (i) Hong Kong shall be excluded from the definition of Territory for purposes of this Section 6.9 as it applies to EXODUS, and (ii) ASIA GLOBAL CROSSING's ownership of its Hong Kong assets and its compliance with the terms and conditions under the agreements governing the ownership of such assets shall be excluded from this Section 6.9 as it applies to ASIA GLOBAL CROSSING. The provisions of this Section 6.9 shall terminate with respect to any Shareholder on the date that is the earlier of (x) two (2) years following an underwritten offering of the Company's securities on a national exchange, (y) the date that such Shareholder's Joint Venture Interest in the Company is less than ten percent (10%) of the total outstanding Shares, provided that such reduction in a Shareholder's Joint Venture Interest in not as a result of such Shareholder's failure to make any capital contribution duly approved and called for by the Board and (z) with respect to ASIA GLOBAL CROSSING, only upon the first date when the Company shall no longer be obligated to purchase network capacity under the Network Agreement pursuant to the terms thereof. In the event that this Joint Venture Agreement shall be terminated (other than pursuant to Section

3.3(b) hereto) prior to the second anniversary of the Closing, ASIA GLOBAL CROSSING shall remain subject to this Section 6.9 until, but not later than, the second anniversary of the Closing and this Section 6.9 shall survive such termination to such extent.

     (f) Notwithstanding the provisions of paragraph (a) of this Section 6.9, EXODUS and ASIA GLOBAL CROSSING, INC. and their respective Affiliates who they control shall be permitted to:

               (i) maintain investments existing on the date hereof and make investments of ten percent (10%) or less of any class of equity securities of any Person directly or indirectly engaged in Internet Web-Hosting, provided that neither EXODUS nor ASIA GLOBAL CROSSING members participates in the management or control of such Person;

               (ii) acquire securities representing a majority of the voting power of a Person whose business includes an Internet Web-Hosting business that represents greater than 25% of such Person's consolidated revenues for the most recent four calendar quarters, provided that the acquiring company divests such Internet Web-Hosting business within one year of its acquisition (prior to divesting such business, such Shareholder shall provide written notice to the Company of the consideration it intends to receive in respect of such divestiture and the other relevant principal terms and the Company shall, within 15 days of receiving such notice, provide the relevant Shareholder with written notice of whether it is interested in acquiring such business on such terms, and if the Company is so interested, the parties shall in good faith negotiate long form definitive documents setting forth the details of such transaction within the following thirty (30) days, and if the parties cannot reach mutually acceptable terms within such time period the Company shall be permitted to sell such business to other parties, provided no such sale shall be at a materially lower price or on terms which, in the aggregate, are materially less favorable to the Company than those offered to such Shareholder);

               (iii) acquire securities representing a majority of the voting power of a Person whose business includes an Internet Web-Hosting business that represents less than 25% of such Person's consolidated revenues for the most recent four calendar quarters, provided that the acquiring company shall, at the time of the acquisition, provide written notice of the acquisition to the Company and, if the Company is interested in acquiring such business, consider any proposal from the Company to purchase such business from the acquiring company.

               (iv) acquire securities representing less than thirty percent (30%) of the voting power of a Person whose business includes a Restricted Business that represents less than 25% of such Person's consolidated revenues for the most recent four calendar quarters, provided that neither EXODUS nor ASIA GLOBAL CROSSING members participate in the management or control of such Restricted Business;

               (v) provide, directly or indirectly, services on its Dedicated Private Extranet Network including, without limitation, the provision of remote access, Internet access and redundancy, in each case in connection or associated with providing such services; and

               (vi) without limitation to clause (v) above, continue to provide, directly or indirectly, the products and services provided at present by IXnet (the parties contemplated that IXnet will be a customer of the Company for hosting services).

          (g) If ASIA GLOBAL CROSSING or EXODUS (the "Relevant Party") is acquired by a third party, the provisions of this Section 6.9 shall not prevent the new parent of the Relevant Party from engaging in, owning, managing, controlling or participating in the ownership, management or control of entities engaged in the Restricted Business but all members of the Relevant Party's Group, excluding the acquiror, will continue to be bound by this Section 6.9, except as provided in the next sentence. If the Relevant Party is acquired by a third party and, upon its acquisition by such third party, (i) the Relevant Party or a member of the Relevant Party's Group is merged with or into the acquiror or a substantial portion of the Relevant Party's assets are acquired by the acquiror pursuant to an asset acquisition and such Relevant Party's Group assets are commingled with those of the acquiror such that the Relevant Party's Group assets do not remain independently identifiable, and (ii) the acquiror is materially engaged in the Restricted Business, then the provisions of this
Section 6.9 shall cease to apply to such Relevant Party's Group assets and (iii) if the Relevant Party is ASIA GLOBAL CROSSING, then EXODUS will have the right to terminate the Network Agreement effective immediately upon the closing of the transaction and (iv) if the Relevant Party is EXODUS, then the provisions of this Section 6.9 will terminate with respect to ASIA GLOBAL CROSSING effective immediately upon the closing of the transaction.

     6.10  No Encumbrances on Joint Venture Interest.  Except as otherwise set
           -----------------------------------------
forth on Schedule 6.10 hereto and further subject to the provisions of this
         -------------
Joint Venture Agreement, no Shareholder shall pledge, mortgage, charge or otherwise encumber its Joint Venture Interest, including the Shares held by such Shareholder without the prior written consent of the other Shareholder.

     6.11  Export Assurances.  The Company and each of ASIA GLOBAL CROSSING and
           -----------------
EXODUS and each of their respective Affiliates acknowledges and agrees that, all Technical Data may be subject to export controls imposed by the United States Export Administration Act of 1979, as amended (the "Export Administration Act") or any future United States export control legislation and the regulations promulgated thereunder. The Company and each of ASIA GLOBAL CROSSING and EXODUS and their respective Affiliates agrees not to export or re-export, directly or indirectly, any Technical Data without complying with the Export Administration Act. The Company and each of ASIA GLOBAL CROSSING and EXODUS certify that neither the Technical Data nor its direct product: (a) are intended to be used for any purpose prohibited by the Export Administration Act or regulations including, without limitation, nuclear related activities or chemical/biological weapons or missiles; and (b) are intended to be released, shipped or re-exported, either directly or indirectly, to a national of a country in Country Groups D:1 (Albania, Armenia, Azerbaijan, Belarus, Bulgaria, Cambodia, China (PRC), Estonia, Georgia, Kazakhstan, Kyrgyzstan, Laos, Latvia, Lithuania, Moldova, Mongolia, Romania, Russia, Tajikstan, Turkmenistan, Ukraine, Uzbekistan and Vietnam) or E:2 (Cuba, North Korea, Libya) or Angola, Iraq, Iran, Sudan or Syria, or to any other destination to which the United States has prohibited shipment. This Section 6.11 shall survive any termination or expiration of this Joint Venture Agreement and the Related Agreements. Each Shareholder acknowledges and agrees that this Section 6.11 is required by the Export Administration Act and is not intended to, nor does it, modify more restrictive provisions in this Joint Venture Agreement or the Related Agreements regarding the use by any Shareholder or the Company of Technical Data.

     6.12  Referral and Solicitation of Additional Customers. Each Shareholder
           -------------------------------------------------
will refer all inquiries of customers for Services in the Territory to the Company.

     6.13  No Other Restricted Business Interests in the Territory. Each
           -------------------------------------------------------
Shareholder hereby represents and warrants that, after giving effect to the transactions contemplated hereby and except as otherwise set forth in Schedule
                                                                      --------
6.13 hereto, neither it nor any of their respective Affiliates, has any other
----
interests (equity or voting) in any Person in the Territory engaged in a Restricted Business and that neither Shareholder nor any of their respective Affiliates is obligated under any agreement, understanding or other obligation to enter into, acquire or otherwise hold an interest (equity or voting) in any Person that is or is contemplated to be engaged in a Restricted Business that would compete directly or indirectly with the Business of the Company in the Territory.

     6.14  Combination of Interests.
           ------------------------

           (a) Each Shareholder hereby covenants to use their commercially reasonable best efforts to assist the Company in effectuating a combination of the business interests in Japan that each Shareholder is contributing to the Joint Venture pursuant to this Joint Venture Agreement.

           (b) ASIA GLOBAL CROSSING hereby covenants to use its commercially reasonable best efforts to conform the existing relationship between ASIA GLOBAL CROSSING and Hutchinson Whampoa with respect to the Internet Data Center Services business currently being conducted in Hong Kong through their Hutchinson Global Crossing joint venture to the provisions herein or as otherwise agreed to that such Internet Data Center Services business can be contributed to the Joint Venture.

           (c) In the event that ASIA GLOBAL CROSSING is not able on or prior to the Closing to effectuate the transfer of its Hong Kong assets as contemplated by this Joint Venture Agreement, then, ASIA GLOBAL CROSSING will contribute to the Company an amount equal to the fair market value of the Hong Kong assets which shall in no event exceed $25,000,000; provided, however, that if at the Closing ASIA GLOBAL CROSSING is negotiating in good faith to obtain all consents and/or approvals necessary to effectuate such contribution and receipt of such consents and approvals is reasonably likely, then EXODUS will extend for an additional one-hundred eighty (180) days from the date of Closing the period during which the Hong Kong assets are required to be transferred to the Company.

          (d) Each Shareholder hereby agrees that in many countries within the Territory it may be desirable or necessary to engage in the Business with a local entity (each such entity, a "Local Participant"). Each Shareholder agrees that, for each of the following countries, the Joint Venture intends to conduct the Business with the Local Participant(s) indicated: Japan (Softbank Corp and Internet Research Institute) and Hong Kong (Hutchison Whampoa). With respect to other jurisdictions within the Territory, EXODUS, in consultation with ASIA GLOBAL CROSSING, shall identify each potential Local Participant and, subject to Board Approval, shall negotiate the terms and conditions of such Local Participant's participation in the Business. EXODUS shall notify the Company and ASIA GLOBAL CROSSING promptly upon identifying each potential Local Participant and shall maintain a regular and timely flow of information regarding the discussions with that potential Local Participant to the Company and ASIA GLOBAL CROSSING, including providing copies of draft letters of intent, term sheets, joint venture agreements and other documents.

     6.15  Enforcement of Rights Under Related Agreements.  The Company shall
           ----------------------------------------------
enforce its rights under each of the Related Agreements as though each such agreement were a comparable arm's length transaction with an unrelated Person.

     6.16  Tax Election.  Each Shareholder hereby covenants and agrees that with
           ------------
respect to the Company and each Subsidiary of the Company, they shall mutually determine whether the Company or such Subsidiary shall make a "check the box" election for tax reporting purposes or other relevant tax matters so as to maximize the benefits to be received by all Shareholders and each Shareholder shall execute and file all required documents related to such mutual determinations.

     6.17  Termination of Existing Joint Venture.  At the time of the Closing,
           -------------------------------------
ASIA GLOBAL CROSSING agrees to, and EXODUS agrees to cause Global Center Inc. to, terminate the existing joint venture agreement between ASIA GLOBAL CROSSING and Global Center Inc.

                                  ARTICLE 7:
                       CONDUCT OF THE COMPANY'S AFFAIRS
                       --------------------------------

     7.1  Shareholders.  The Shareholders shall exercise all voting rights and
          ------------
other powers available to them in relation to the Company so as to procure (insofar as they are reasonably able to do so by the exercise of those rights and powers) that:

          (a) the business of the Company consists exclusively of the Business;

          (b) the Company complies with the provisions of its Memorandum of Association;

          (c) the Board determines the general policy of the Company (subject to the provisions of this Joint Venture Agreement) including the scope of the Company's activities and operations, the Board reserving to itself and to Shareholders matters involving major or unusual decisions as described in
     Section 7.4 below, subject to the applicable law of the Company's jurisdiction of organization.

     7.2  Board of Directors. The business, property and affairs of the Company
          ------------------
shall be managed by the Board in accordance with the provisions of this Joint Venture Agreement, the Memorandum of Association, and all applicable law. The Board shall use all reasonable efforts to maximize the Company's profitability.

          (a) Voting.  Each Director shall cast one vote on each resolution to
              ------
     be voted upon.

          (b) Dismissal and Suspension.  A Director shall only be suspended or
              ------------------------
     dismissed upon the written request of the Shareholder who had the authority to nominate such Director for election.

          (c) Vacancies. A vacancy shall only occur in the event of a
              ---------
     resignation or a dismissal of a Director, and any vacancy shall be filled only by the Shareholder who was entitled to appoint such resigning or dismissed Director.

          (d)  Meetings of the Board of Directors.  The Shareholders agree that:
               ----------------------------------

                 (i) at least four (4) meetings of the Board will take place each Fiscal Year;

                 (ii) additional meetings of the Board will be convened at the written request of any Director;

                 (iii) meetings of the Board will be held at the principal
                       office of the Company or such other places as the Chairman of the Board, after consultation with the rest of the Board, decides and specifies in the Notice of such meeting; and

                 (iv) meetings of the Board may be conducted by telephonic conference or any similar means of communication which enables all participants to hear and be heard.

          (e) Board Action.  Except as otherwise set forth in this Joint Venture
              ------------
     Agreement, an action or decision of the Board or any committee thereof shall require the consent or vote of a simple majority of all of the Directors. A majority of the total number of directors (or the Directors who are members of a committee) (which majority shall, subject to Section 7.2(f), include at least one EXODUS Director and one ASIA GLOBAL CROSSING Director) shall be necessary to constitute a quorum ("Quorum") for the transaction of business at any meeting of the Board, and except as otherwise provided in this Joint Venture Agreement or by the applicable laws of Bermuda, the action of a simple majority of Directors (or the Directors who are members of a committee) present at any meeting at which there is a Quorum, when duly assembled, is valid. A meeting at which a Quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by a majority of the required Quorum for such meeting. No Shareholder, acting in its capacity as a Shareholder, shall have the authority to act for and bind the Company unless such matter has been approved by the Board as set forth herein.

          (f) Notice of Meetings.  Notices of meetings of the Board (or any
              ------------------
     committee thereof), including the time and place of any proposed meeting and a proposed agenda for such meeting, shall be delivered personally to each of the Directors (or the Directors who are members of a committee) or personally communicated to them by an officer of the Company by telephone and confirmed in writing by facsimile, or communicated by overnight courier service (receipt requested) at least thirty (30) days in advance of such proposed meeting, unless waived by each of the Directors (or the Directors who are members of a committee). Notice shall be transmitted to the last known facsimile number or address of the Director as shown on the records of the Company. Such notice as above provided shall be considered due, legal and personal notice to such Director. If at any meeting of the Board (or any committee thereof) that has been duly called or noticed, at least one Director appointed by each Shareholder is not present, such meeting shall be adjourned and reconvened in two (2) business days, unless such adjournment has been waived by all of the Directors (whether or not present at the meeting). Notice of the revised meeting date shall be given to each director pursuant to the foregoing provisions excluding the number of days of advance notice. Notwithstanding the provisions of the second sentence of Section 7.2(e) above, in the event that at least one Director appointed by each Shareholder is not present at such reconvened meeting, such meeting shall be deemed to have a Quorum if a majority of the total number of Directors is present. Meetings of the Board (or any committee thereof) shall be delayed only once for lack of participation of the Directors appointed by any Shareholder. With respect to a meeting which has not been duly called or noticed pursuant to the foregoing provisions, all transactions carried out at the meeting are as valid as if they had been carried out at a meeting regularly called and noticed if: (i) all Directors are present at the meeting, and sign a written consent to the holding of such meeting, (ii) a majority of the Directors are present and if those not present sign a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minutes thereof, whether prior to or after the holding of such meeting, which waiver, consent or approval shall be filed with the other records of the Company, or (iii) all Directors attend a meeting without notice and do not protest prior to the meeting or at its commencement that notice was not given to them.

          (g) Action by Unanimous Written Consent.  Any action required or
              -----------------------------------
     permitted to be taken by the Directors may be taken without a meeting and will have the same force and effect as if taken by a vote of Directors at a meeting properly called and noticed, if authorized by a writing signed individually or collectively by all, but not less than all, the Directors. Such consent shall be filed with the records of the Company.

          (h) Compensation and Reimbursement of Directors.  The Directors shall
              -------------------------------------------
     be reimbursed by the Company for any expenses reasonably incurred in connection with their services as Directors.

          (i) Any Director may participate in any meeting of the Board (or any committee thereof) telephonically or by any other electronic audio or video means.

     7.3  Appointment of Staff.  The Company shall employ such staff as the
          --------------------
Board considers necessary for the proper conduct of its Business. The Chief Executive Officer can appoint and shall use all reasonable endeavors to ensure that the appointees have experience and qualifications which are commensurate with the relevant appointment and dismiss employees in accordance with the provisions of this Joint Venture Agreement and the Memorandum of Association and any applicable laws of the Territory and can grant such employees any and all titles (e.g., Vice-Chief Executive Officer or Secretary).

     7.4.  Required Shareholder Approvals.
           ------------------------------

           (a) Actions Requiring Unanimous Approval of Shareholders. During the term of this Joint Venture Agreement, the Company shall not, and shall not permit any of its Subsidiaries, to take or cause to be taken any of the following actions without the unanimous approval of the Shareholders:

                (i) (A) Any merger or consolidation, or (B) any divestiture, joint venture, partnership, acquisition or other business combination with, by or of the Company into or with any other Person ("Business Combination") in which the aggregate consideration for all such transactions occurring in a year if occurring during the first two (2) years of this Joint Venture Agreement exceeds $100,000,000, or thereafter, if such transaction exceeds the greater of $100,000,000 and fifteen percent of the fair market value of the Company as determined in accordance with Article 14.

                (ii) Any proposed dissolution or liquidation of the Company or application for bankruptcy of the Company, winding up or the taking of any action for the appointment of a liquidator receiver or receiver and manager; or

                (iii) Any dividend, distribution, redemption or repurchase of Shares; or

                (iv) Any issuance of any Shares to any Person other than the existing Shareholder or any obligation convertible into shares or the grant of any warrant, option or right to acquire any of the foregoing other than pursuant to an employee incentivization scheme approved by the Board; or

                (v)    Any expansion of the scope of the Business; or

                (vi)   Any amendment to the Memorandum of Association; or

                (vii) Any increase or decrease in the number of appointed Directors; or

                (viii) Any material amendment to any of the Related Agreements;
                       or

                (ix) Any determination by the Board to call for the subscription of Shares in excess of one hundred twenty five percent (125%) of the amounts set forth in Section
                       5.1 with respect to the periods set forth therein;

                (x) Any change in the accounting policies upon which the Company prepares its books, records and accounts; or

                (xi) Any related party transactions (other than this Joint Venture Agreement and the Related Agreements) having a dollar value that exceeds five million dollars (U.S. $5,000,000) or meeting any of the following criteria: (i) is not arms length, or (ii) has no legitimate business purpose; or

                (xii) Incur indebtedness such that the Company's total consolidated indebtedness does not exceed the greater of
                       (i) $100,000,000 or (ii) four (4) times the Company's consolidated earnings for the prior four fiscal quarters calculated before deducting expenses of interest, taxes, depreciation and amortization.

          (b) Other Shareholder Action.  Subject to the other terms of this
              ------------------------
     Joint Venture Agreement, all other actions of the Shareholders required pursuant to applicable provisions of the law of the Company's jurisdiction of organization or the Company's Memorandum of Association shall be approved by a simple majority vote at a duly constituted meeting of Shareholders with each Shareholder entitled to one vote per Share held of record as of the record date for such meeting.

     7.5  Accounting and Internal Controls.
          --------------------------------

          (a) Maintenance of Accounting Records.  The Company will conduct its
              ---------------------------------
     business at all times in accordance with high standards of business ethics and maintain full and accurate books, records and accounts which will, in reasonable detail, accurately and fairly reflect all transactions of the Company in accordance with generally accepted accounting principles, procedures and practices in the United States which have been consistently applied.

          (b) US GAAP.  The Company must ensure that a set of the Company's
              -------
     annual and quarterly accounts, based on a calendar fiscal year, is prepared in English and audited in accordance with U.S. Generally Accepted Accounting Practices.

          (c) Reports The Chief Executive Officer must provide the Board and the
              -------
     Shareholders with sufficient management and financial information and reports to allow the Board and the Shareholders to monitor the conduct the Business.

          (d) Appointment of Independent Auditor.  Initially, the Board of
              ----------------------------------
     Directors shall appoint KPMG as the independent auditor of the Company, which auditors shall examine and audit the financial accounts of the Company and report the results to the Board.

          (e) Approval of Annual Accounts. The authority to approve the annual
              ---------------------------
     accounts of the Company lies with the Shareholders.

     7.6  Bank Accounts.  Company funds shall be deposited in the name, and for
          -------------
the sole benefit, of the Company in such bank or savings and loan accounts of the Company as may be designated by the Board. The Board of Directors shall arrange for the appropriate conduct of those accounts and shall make disbursements solely for the business of the Company or for distributions to the Shareholders in accordance with this Joint Venture Agreement. Any security deposits shall be maintained in a segregated interest bearing account and shall be distributed pursuant to the agreement under which the deposit is received.

     7.7  Transactions with Affiliates.
          ----------------------------

          (a) General.  Subject to Section 7.4(a), the Chief Executive Officer
              -------
     and the Board of Directors may cause the Company to transact business with any Shareholder or any Affiliate of any Shareholder for the performance of services or purchase of goods or other property that may at any time be reasonably required in carrying on the business of the Company; except that the compensation or price therefor shall not exceed that prevailing in arm's length transactions and shall be on such standard commercial terms as are offered by other third parties rendering similar quality goods or services on comparable transactions as an on-going activity in the same geographical area.

          (b) Related Agreements.  Notwithstanding the provisions of Sections
              ------------------
     7.4 and 7.7(a), each Shareholder acknowledges that the Company shall enter into and be bound by each of the Licensing Agreement, the Network Agreements and the Services Agreement at or prior to the Effective Time.

     7.8  Organization.  The parties hereto shall mutually agree upon the
          ------------
organizational structure of the Company

                                  ARTICLE 8:
                              DISPUTE RESOLUTION
                              ------------------

     8.1  Negotiation Between Executives.  Each of the Shareholders and the
          ------------------------------
Company shall attempt in good faith to resolve any dispute arising out of or relating to the interpretation, breach or termination of this Joint Venture Agreement (a "Dispute") promptly by negotiations between the Chief Executive Officers of EXODUS and ASIA GLOBAL CROSSING. For the purpose of this Joint Venture Agreement, the term "Dispute" does not include any disputes or controversies resulting from, arising out of or with respect to any of the Related Agreements, unless otherwise provided in any of the Related Agreements. Any Shareholder or the Company who is a party to a Dispute shall give the other Shareholders and the Company written notice of any Dispute not resolved in the normal course of business. Within twenty (20) days after delivery of such a notice, executives of all Shareholders involved in the Dispute, and the Company, shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All negotiations pursuant to this Section 8.1 shall be confidential.

     8.2  Arbitration.  In the event that any Dispute cannot be resolved thereby
          -----------
within a period of thirty (30) days after delivery of such notice has been given, such Dispute shall be settled finally by arbitration in San Jose, California, using the English language and in accordance with the rules then in effect of the American Arbitration Association. The arbitrator(s), who shall be experienced in the matters that are the subject of the Dispute or fundamental to understanding the nature of the dispute, shall have the authority to grant specific performance, and to allocate between the parties the costs of arbitration in such equitable manner as the arbitrator(s) may determine. The prevailing Shareholder in the arbitration shall be entitled to receive reimbursement of its reasonable expenses incurred in connection therewith, including the costs of travel to, and meals and hotel accommodation in, the location of such proceedings. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be.

     8.3  Irreparable Harm.  The Shareholders hereby reserve their right to seek
          ----------------
immediate injunctive relief in the event of the breach of any provision of this Joint Venture Agreement where such breach may cause irreparable harm, the extent of which would be difficult to ascertain. Accordingly, they agree that, in addition to any other legal remedies to which a non-breaching Shareholder might be entitled, such Shareholder may seek immediate injunctive relief in the event of any breach of any of the provisions of this Joint Venture Agreement either through arbitration or through the courts.

                                   ARTICLE 9:
                    INDEMNIFICATION; LIMITATION ON DAMAGES,
                         CONTRACTUAL LIMITATIONS PERIOD
                         ------------------------------

     9.1  Indemnification.
          ---------------

          (a) From and after the Closing, each Shareholder shall indemnify and hold harmless, the Company and each other Shareholder and any Subsidiary of the Company (the "Indemnitees") from any liability for, or arising out of or based on, or relating to,

               (i) any Tax (i) of such Shareholder or any Subsidiary of such Shareholder (other than the Company and its Subsidiaries for any period beginning after the Closing date) or (ii) relating to the income, business, assets, property or operation of the Contributed Assets of such Shareholder, prior to and on the date of Closing and with respect to any Contributed Assets, the date on which the contribution of such Contributed Asset is effected to the Company.

               (ii) any and all Losses incurred or suffered by an Indemnitee, arising out of, based on or resulting from the ownership and/or operation of the Contributed Assets prior to and on the date which the contribution of such Contributed Asset is effected to the Company.

          (b) An Indemnitee shall notify the indemnifying Shareholder of any claim for Tax or Losses in writing, and in reasonable detail, as promptly as reasonably possible after receipt by such Indemnitee of notice of such claim; provided, however, that failure to give such notification on a timely basis shall not affect the indemnification provided hereunder except to the extent that such Indemnifying Shareholder shall have been actually materially prejudiced as a result of such failure. Thereafter, the Indemnitee shall promptly deliver to the Indemnifying Shareholder copies of all notices and documents received by the Indemnitee relating to such claim.

          (c) If a Tax Indemnitee receives a refund or credit of Taxes for which it has been indemnified pursuant to this Section 9.1 such Tax Indemnitee agrees to pay the indemnifying Shareholder the amount of such refund or credit (including any interest received thereon).

     9.2  Limitation on Damages.
          ---------------------

          (a) No Shareholder shall be liable for any indirect, special, incidental or consequential loss or damage (including, without limitation, loss of profits or loss of use) suffered by any other Shareholder arising from or relating to a Shareholder's performance, non-performance, breach of or default under a covenant, warranty, representation, term or condition hereof; each Shareholder, other than with respect to a claim arising from such other Shareholder's gross negligence, willful misconduct or fraudulent actions, waives and relinquishes claims for indirect, special, incidental or consequential damages.

          (b) The limitations on liability and damages set out in Section 9.2(a) apply to all causes of action that may be asserted hereunder, other than a cause of action resulting from another Shareholder's grossly negligent, willful misconduct or fraudulent actions, whether sounding in breach of contract, breach of warranty, tort, product liability, negligence or otherwise.

     9.3  Contractual Limitation Period. Any arbitration, litigation, judicial
          -----------------------------
reference or other legal proceeding involving the parties shall be commenced within three (3) years after the accrual of the cause of action.

                                  ARTICLE 10:
                CONFIDENTIAL INFORMATION; PUBLIC ANNOUNCEMENTS
                ----------------------------------------------

     10.1  Treatment of Confidential Information.  Confidential Information will
           -------------------------------------
be kept confidential and shall not be disclosed, in whole or in part, to any Person other than Affiliates, officers, directors, employees, agents or representatives of the Company or of a Shareholder or the Company's or such Shareholder's legal counsel or independent auditors, or prospective lenders to the Company or either Shareholder (collectively, "Representatives") who need to know such Confidential Information for the purpose of negotiating, executing and implementing this Joint Venture Agreement and the transactions contemplated hereby. The Company and each Shareholder agrees to inform each of its Representatives of the non-public nature of the Confidential Information and to direct such Persons to treat such Confidential Information in accordance with the terms of this Section. The Company and each Shareholder agrees to be liable for any breach of the terms hereof by its Representatives. Nothing herein shall prevent the Company or either Shareholder from disclosing confidential Information (i) upon the order of any court or administrative agency, (ii) as required by law or upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority, (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder, and/or (iv) to any actual or proposed permitted assignee of all or part of its rights hereunder provided that such actual or proposed assignee agrees in writing to be bound by the provisions of this Section. Notwithstanding the foregoing, in the event that the Company or any shareholder intends to disclose any Confidential Information pursuant to clause (i) or (ii) of the preceding sentence, such Person agrees to (x) provide the other parties hereto with prompt notice before such disclosure in order that such parties may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such Confidential Information and (y) cooperate with such parties in attempting to obtain such order or assurance. The Company and each Shareholder agrees that it will maintain all Confidential information disclosed to it in strict confidence and will take all reasonable measures to maintain the confidentiality of all such Confidential Information in its possession or control, but in no event less than the measures it uses to maintain the confidentiality of its own information
of similar importance.  The   provisions of this Article 10 will survive
termination of this Joint Venture Agreement.

     10.2  Company Employees. The Company shall require each of its employees to
           -----------------
sign written undertakings or agreements with the Company not to disclose any Confidential Information.

     10.3  Public Announcements. No Shareholder shall be entitled to make or
           --------------------
permit or authorize the making of any press release or other public statement or disclosure concerning this Joint Venture Agreement, a Related Agreement or any of the transactions contemplated herein without the prior written consent of the other Shareholder except as otherwise may be required by law or the rules of a exchange relevant to that Shareholder or its Affiliates and then only upon the advise of such Shareholder's legal counsel.

                                  ARTICLE 11:
          TRANSFERS OF INTERESTS AND ISSUANCE OF ADDITIONAL INTERESTS
          -----------------------------------------------------------

     11.1  Disposition of a Shareholder's Joint Venture Interest.
           -----------------------------------------------------

           (a)  General.  Subject to Sections 11.2, 11.3, 11.4, 11.7 11.8, 11.9,
                -------
     11.10 and 11.12 hereinbelow, no Shareholder may make any Disposition of all or any part of its Joint Venture Interest or Shares, in any manner, whether voluntarily or involuntarily, by operation of law or otherwise, to any person. Any transfer not in accordance with this Article 11 and the Memorandum of Association and applicable provisions of the law of the Company's jurisdiction of organization will be voidable at the option of any of the non-transferring Shareholders or the Company.

           (b)  Transfers Prohibited During First Five (5) Years. Subject to
                ------------------------------------------------
     Section 11.7 hereinbelow, each of the Shareholders agrees not to make any Disposition during the first Five (5) years following the Effective Time, unless otherwise unanimously approved by the Board (other than the directors nominated by the Shareholder which proposes to make the Disposition).

     11.2  Right of First Refusal.  Subject to the provisions of Sections 11.3
           ----------------------
and 11.7 below, in the event that a Shareholder desires to Dispose of all or any part of its Joint Venture Interest (a "Selling Shareholder") to a third party the non-selling Shareholders will have a right of first refusal ("Right of First Refusal") in accordance with their Agreed Proportions on all sales of all or any part of the Selling Shareholder's Joint Venture Interest. The Selling Shareholder shall first provide to the non-selling Shareholders a written notice of proposed sale ("Notice of Proposed Sale") which shall specify the terms and conditions for such sale (excluding any terms which are not reasonably capable of acceptance or performance by the non-selling Shareholder) including the portion of such Selling Shareholder's Joint Venture Interest proposed to be sold and the price therefor and the identity of the Purchaser. The non-selling Shareholder(s) shall then have thirty (30) calendar days from the date of such Notice of Proposed Sale ("Acceptance Period") in which to elect to purchase such Selling Shareholder's Joint Venture Interest on the same terms and conditions as specified in such Notice of Proposed Sale by providing the Selling Shareholder written notice of its acceptance of such offer to purchase. If any component of the price specified in the Notice of Proposed Sale includes the issuance of a third party's securities, a non-selling Shareholder will be deemed to have accepted the terms of such Notice of Proposed Sale if it agrees to pay the fair market value of such securities. If such securities are traded on a nationally recognized securities exchange, the fair market value of such securities component shall be the closing price of such securities on the date of such Notice of Proposed Sale or if not so traded, the fair market value of such securities will be determined by an Independent Valuer in accordance with
Article 14. If the non-selling Shareholder(s) have not given notice to the Selling Shareholder of their agreement to purchase the Selling Shareholder's Joint Venture Interest within the Acceptance Period prescribed above, then the Selling Shareholder shall be free to consummate the sale of its Joint Venture Interest within sixty
(60) days on such terms and conditions that are no less favorable to the Selling Shareholder than the terms and conditions specified in such Notice of Proposed Sale. If such sale is not consummated within such sixty (60) day period immediately following the Acceptance Period, then any sale of such Selling Shareholder's Joint Venture Interest must comply with the provisions of this
Section 11.2 and a new Notice of Proposed Sale shall be provided to the non selling Shareholder(s).

     11.3  Assignment to Affiliate.  Notwithstanding anything to the contrary
           -----------------------
stated herein, a Shareholder's Joint Venture Interest or any rights or obligations of such Shareholder hereunder may be assigned to any Affiliate of such Shareholder who becomes a party to this Joint Venture Agreement pursuant to
Section 11.7; provided, that the assigning Shareholder shall remain liable as
              --------
the primary obligor of such Shareholder's obligations under this Joint Venture Agreement and subject to the provisions of Sections 6.9 and 6.13 and upon the reasonable request of the Board of Directors such Shareholder shall execute any and all documentation deemed reasonable and desirable to effectuate such continuing obligation; provided, further, that in the event that any such assignee shall cease to be a Affiliate of the assigning party, such assignee shall promptly assign such Joint Venture Interest or rights or obligations hereunder back to the original assignor. Notwithstanding the foregoing, a Shareholder may be released in whole or in part from its obligations under this Joint Venture Agreement in connection with any such assignment upon the unanimous approval of the remaining Shareholders.

     11.4  Deemed Offer of Shares Upon Buy-Out Event.  Upon the occurrence of a
           -----------------------------------------
Buy-Out Event, the Shares of the Shareholder with respect to whom a Buy-Out Event occurs (the "Transferring Shareholder") are deemed to be offered for transfer to (i) the other Shareholders, and (ii) the Company, on the terms and conditions set out in Section 11.5 in due accordance with the provisions of the Memorandum of Association, subject to the following:

          (a) Priority of Purchase Right.  The Shareholders shall have priority
              --------------------------
     over the Company in the exercise of their right to purchase Shares following a Buy-Out Event. The Shareholders shall notify the Company within 30 days of their being informed of the occurrence of the Buy Out Event and the purchase consideration for the Shares. If more than one Shareholder offers to purchase the Shares subject to the Buy-Out Event, the Shares to be acquired from the Transferring Shareholder shall be apportioned between the purchasers pro-rata according to their respective Agreed Proportions.

          (b) No Purchase Effected.  Subject to sub-section (c) below, if the
              --------------------
     Shares so offered, or any portion thereof, are not purchased by the other Shareholders or the Company, the Transferring Shareholder may retain its Shares.

          (c) Retention of Shares.  In the event that a Transferring Shareholder
              -------------------
     elects to retain its Joint Venture Interest following the occurrence of a Buy-Out Event the following terms and conditions shall apply:

               (i) such Transferring Shareholder shall voluntarily relinquish its rights to make nominations for the appointment of Directors of the Company under Article 12 and/or the Chief Executive Officer under Section 4.3, as applicable as well as relinquish its rights for Required Shareholder Approvals under Section 7.4; and

               (ii) such Transferring Shareholder shall take all actions and execute all such documentation as is deemed necessary or desirable by the Board of Directors to relinquish such power, including, but not limited to entering into a voting agreement in which such Transferring Shareholder agrees to vote in favor of the dismissal of those members of the Board of Directors that were appointed upon the nomination of such Transferring Shareholder.

     11.5  Terms of Contract  The terms of a contract arising under Section 11.4
           -----------------
are as follows:

          (a) the purchase consideration is the fair market value of the Shares of the Transferring Shareholder as agreed between the Shareholders within thirty (30) days of the Buy-Out Event or, failing agreement between the Shareholders, determined by the Independent Valuer in accordance with
     Article 14;

          (b) the Transferring Shareholder warrants that:

               (i) it has, or on the date of completion of the sale and purchase will have, a clear and unencumbered title to each of the Shares the subject matter of the sale and purchase; and

               (ii) each of the Shares the subject matter of the sale and purchase is sold free from any encumbrance and shall be transferred with all rights and obligations appurtenant thereto;

          (c) the Transferring Shareholder must pay any stamp duty or other transfer taxes payable on transfer of the Transferring Shareholder's Shares;

          (d) completion is subject to, and conditional upon, any necessary regulatory approvals (which the Transferring Shareholder and the purchasing Shareholder(s) undertake to use all reasonable efforts to obtain);

          (e) subject to satisfaction of any condition precedent referred to
     Section 11.5(d) completion must occur within ten (10) days after the Independent Valuer has determined the fair market value of the Transferring Shareholder's Shares; and

          (f) at completion, the Transferring Shareholder must tender to the other Shareholder(s) against a bank check for the purchase consideration calculated in accordance with Section 11.5(a):

               (i) in respect of all the Transferring Shareholder's Shares, the share certificates and duly executed instruments of transfer in registrable form naming as transferee the other Shareholder(s) or its nominee(s), as applicable;


               (ii) the written resignations of each Director appointed by the
                    Transferring Shareholder; and

               (iii)  any other document which the other Shareholder(s) require to obtain good title to the Shares and to enable the other Shareholder(s) to procure the registration of the Shares in its name or the names of its nominee(s), as applicable.

     11.6  Attorney. Each Shareholder irrevocably appoints every Director from
           --------
time to time, jointly and severally, as its attorney and attorneys, on its behalf and in its name to transfer its Shares in accordance with Section 11.5 to execute under hand or under seal and deliver (conditionally or unconditionally) in any place that the attorney chooses any instrument of transfer in respect of those Shares and any other documents that in the opinion of the attorney are necessary to carry out any of the provisions of Section 11.5.

     11.7  Deed of Ratification and Accession.  The Shareholders must procure
           ----------------------------------
that the Board of Directors does not register a person (who at the time of registration is not a Shareholder) as a Shareholder whether pursuant to:

           (a)  an issue of additional Shares;

           (b)  a transfer of Shares; or

           (c)  otherwise,

unless that person has first entered into a deed of ratification and accession agreeing to be bound by the terms and conditions of this Joint Venture Agreement as a Shareholder of the Company.

     11.8  Issuance of Additional Shares.
           -----------------------------
           (a)  Generally. Subject to required Board and Shareholder approvals,
                ---------
     the Company may from time to time offer and issue additional Shares to any person in such amounts, on such terms and conditions and for such consideration as the Company's Board from time to time may determine; provided, that prior to the issuance of any Shares to any such person, such person shall first have executed a deed of ratification and accession and become a party to this Joint Venture Agreement unless otherwise unanimously agreed by the Board.

          (b) Employee Share Ownership.  Subject to Board approval, the
              ------------------------
     Shareholders agree to consider the adoption of an employee incentive stock option scheme, pursuant to the provisions of the applicable law of the Company's jurisdiction of organization or in the alternative the Board may approve a warrant type stock option plan. In such case, each of the Shareholders of the Company shall be diluted proportionately.

     11.9  Failure to Make Capital Contributions.  In the event that any
           -------------------------------------
Shareholder shall fail to pay within thirty (30) days following the date due any of (i) its Initial Capital Contribution pursuant to Section 3.1, or (ii) any Required Additional Capital Contributions or Further Contributions under Sections 5.1 or 5.3, respectively (such Shareholder, a "Defaulting Shareholder") then, EXODUS in the case of ASIA GLOBAL CROSSING and ASIA GLOBAL CROSSING in the case of EXODUS, shall have the right, which right shall be the exclusive remedy of such Shareholder hereunder to elect to: (i) exclude the Defaulting Shareholder(s) from making any further Required Equity Capital Contributions pursuant to Section 5.1 or otherwise and such Defaulting Shareholder(s)' interests shall be diluted accordingly upon any further capital contributions made to the Company by the remaining non-Defaulting Shareholder(s), and, (ii) solely in the event such failure results in a material adverse effect upon the Company, approve those items otherwise requiring unanimous approval of the Shareholders specified in Section 7.4(a) shall be approved by a simple majority vote of the Company's Board.

     11.10  Tag-Along Rights.
            -----------------
            (a) Subject to Section 11.10(e), in the event that any Shareholder (the "Seller") proposes to Dispose of any Shares then collectively held by it and its Affiliates, other than to an Affiliate in accordance with
     Section 11.3, then each other Shareholder shall have the right (the "Tag-along Right") to require the proposed purchaser to purchase from such other Shareholder up to the number of whole Shares not to exceed the number derived from the following formula:

          N x TS = Tag
                 S
          where

          N   =   total number of Shares owned by such other Shareholder

          TS  =   total number of Shares proposed to be Disposed of by the
                  Seller

          S   =   total number of Shares owned by the Seller immediately prior to the Disposition

          Tag = number of Shares in respect of which such other Shareholder may exercise Tag-Along Rights.

    Any Shares purchased from the other Shareholders pursuant to this Section
    11.10 shall be paid for in the same consideration received by the Seller at the same price per Share and upon the same terms and conditions as the proposed Disposition by the Seller; provided, however, that in no event shall such other Shareholder be required to make any representations or provide any indemnities with respect to matters relating solely to the Seller.

          (b) The Tag-Along Right may be exercised by the other Shareholders by delivery of a written notice to the Seller (the "Tag-along Notice") within fifteen (15) days following delivery of the Notice of Proposed Sale by the Seller. The Tag-Along Notice shall state the amount of Shares that such other Shareholder proposes to include in such Disposition to the proposed purchaser (not to exceed the number determined as aforesaid). If a Shareholder has not so delivered a Tag-Along Notice as set forth above it shall be deemed to have waived all of its rights with respect to participating in the Transfer, and the Seller shall thereafter be free (subject to Section 11.9(d)) to sell to the proposed purchaser, at a price no greater than the price for such Shares set forth in the Tag-along Notice and on other principal terms which are not more favorable to the Seller than those set forth in the Notice of Proposed Sale, without any further obligation to such other Shareholder. If, prior to consummation, the terms of such proposed Disposition shall change with the result that the price shall be greater than the Share price for such Shares set forth in the Notice of Proposed Sale or the other principal terms shall be substantially more favorable to the Seller than those set forth in the Notice of Proposed Sale, it shall be necessary for a separate Notice of Proposed Sale to be furnished, and the terms and provisions of this Section 11.10 separately complied with, in order to consummate such proposed Disposition pursuant to this Section 11.10.

          (c) The acceptance of any other Shareholders shall be irrevocable except as hereinafter provided, and each accepting Shareholder shall be severally bound and obligated to sell in the Disposition on the same terms and conditions with respect to each Share sold as the Seller, such number of Shares as such other Shareholders shall have specified in such Tag-Along Notice; provided, however, that in the event there is any change in the price or terms of the proposed Disposition, the Seller shall notify the other Shareholders of such changes and such other Shareholder have the right
    to withdraw its Tag-Along Notice, in whole or in part.   In the event the
    Seller shall be unable to obtain the inclusion in the Disposition of the entire number of Shares which the Seller and the other Shareholders desire to have included in the Disposition (as evidenced in the case of the Seller by the Sale Notice and in the case of the other Shareholders by the Tag-along Notice), the number of Shares to be sold in the Disposition by each of the Seller and the Other Shareholders shall be reduced on a pro rata basis in accordance with their respective Agreed Proportions.

          (d) If at the end of the 120th day following the date of the delivery of the Sale Notice the Seller has not completed the Disposition (other than as a result of a breach of this Agreement by such other Shareholders), such other Shareholders shall be released from their obligations under their Tag-along Notice, the Sale Notice shall be null and void, and it shall be necessary for a separate Sale Notice to be furnished, and the terms and provisions of this Section 11.10 separately complied with, in order to consummate such Transfer pursuant to this Section 11.10.

          (e) The exercise or non-exercise of the rights of any Shareholder to participate in one or more Dispositions of Shares shall not adversely affect such Shareholder's right to participate in subsequent Dispositions of Shares.

     11.11  Termination of Restrictions on Transfer.  The provisions of this
            ---------------------------------------
Article 11 restricting a Shareholder's ability to transfer its Shares shall expire and be of no further force and effect upon the consummation of an underwritten initial public offering of the Shares of the Company approved by the Company's Board of Directors in which the Company shall receive cash proceeds of not less than $35 Million (net of underwriting discounts and commissions.).

     11.12   Mandatory Initial Public Offering; Registration Rights.  Unless a
             ------------------------------------------------------
Qualified Initial Public Offering shall previously have been consummated, upon receipt of a written request by ASIA GLOBAL CROSSING at any time on or after the third anniversary of the Closing, the Company shall consummate as soon as practicable a Qualified Initial Public Offering; provided, however, that such
                                                 --------  --------
offering may be delayed for up to one year if such delay is reasonably prudent as a result of market conditions at such time. In connection with the consummation of such Qualified Initial Public Offering, the Company shall agree to provide customary "venture capital" registration rights to ASIA GLOBAL CROSSING and EXODUS. For purposes of this Agreement, a "Qualified Initial Public Offering" shall mean an underwritten, firm commitment public offering of the Shares in the United States that results in the receipt by the Company of cash proceeds of at least $35 million (net of underwriting discounts and commissions).

                                  ARTICLE 12:
                               VOTING AGREEMENT
                               ----------------

     12.1  Election, Suspension and Dismissal of Directors; Election of Chief
           ------------------------------------------------------------------
Executive Officer.  The Shareholders hereby acknowledge and agree to vote to
-----------------
elect at any general or special meeting of Shareholders considering such matter as Directors of the Company those nominees designated by EXODUS (4) and ASIA GLOBAL CROSSING (2), as provided herein and to elect the Chief Executive Officer as designated pursuant to Section 4.3. Further, the Shareholders hereby agree to vote in favor of any resolution for the suspension or dismissal of a Director made subject to a vote of any general or special meeting of Shareholders in accordance with Section 7.2(b) hereof.

     12.2  Dissolution of the Company.  In the event of the serving of a
           --------------------------
Termination Notice or an EXODUS Termination Notice pursuant to 3.3(d), respectively, the Shareholders agree to adopt and approve a resolution for the dissolution and winding up of the Company pursuant to Article 13.

                                  ARTICLE 13:
                          DISSOLUTION AND WINDING UP
                          --------------------------

     The Company shall be dissolved and wound up upon the resolution of the Shareholders pursuant to Section 7.4 pursuant to a proposal approved and unanimously adopted by the Board of Directors or upon the serving of a Termination Notice or EXODUS Termination Notice pursuant to Section 3.3(c) or
Section 3.3(d), respectively. The Board shall supervise the liquidation and winding up of the Company.

                                  ARTICLE 14:
                             INDEPENDENT VALUATION
                             ---------------------

     14.1  Application of Article.  This Article 14 applies where the
           ----------------------
Shareholders are required to obtain an independent valuation of Shares under the Joint Venture Agreement.

     14.2  Appointment of Independent Valuer.
           ---------------------------------

          (a) If this Article 14 applies, the Board shall appoint a suitably qualified and experienced independent valuer, corporate adviser, chartered accountant, investment banker or merchant banker as an Independent Valuer to determine the value of each Share in accordance with this Article 14.


          (b) If the Board fails to appoint a person as contemplated by Section 14.2(a), the Independent Valuer will be appointed by KPMG. In appointing the Independent Valuer, KPMG must ensure that the Independent Valuer satisfies the criteria set out in paragraph (c) below;

          (c) The Independent Valuer must not have had any business dealings with any Shareholder or any of its Affiliates in the two years before the date of appointment.

     14.3  Valuation.  The Independent Valuer must be instructed to determine
           ---------
the fair market value of the Shares by valuing the Company (including any subsidiary of the Company) as a whole on a going concern basis (taking into account the terms of this Joint Venture Agreement and the Related Agreements) as at the end of the month before the month in which the Independent Valuer is appointed under this Article 14 (`Valuation Date'). In making his valuation, the Independent Valuer shall assume that the event which has given rise to the appointment of the Independent Valuer has occurred even if, as of the Valuation Date, it had not occurred. The fair market value of each Share will be the proportionate amount of the value of the Company which that Share represents when compared to the total number of Shares.

     14.4  Access to Information.  The Board shall ensure that the Independent
           ---------------------
Valuer has a right of access at all reasonable times to the accounting records and other records of the Company (including any subsidiary of the Company) and is entitled to require from any officer of the Company any information and explanation which the Independent Valuer requires to value the Company.

     14.5  Period of Determination.  The Board must use commercially reasonable
           -----------------------
efforts to ensure that the Independent Valuer makes a determination as soon as practicable and in any event within sixty (60) days after appointment.

     14.6  Process.  The Shareholders agree that, in determining a value for the
           -------
Shares under this Article 14, the Independent Valuer:

           (a)  will act as an expert and not as an arbitrator;

           (b) may obtain or refer to any documents, information or material and undertake any inspections or inquiries as he or she determines appropriate;

           (c) must provide the Shareholders with a draft of his or her determination and must give the Shareholders a reasonable opportunity to comment on the draft determination before it is finalized; and

           (d) may engage any assistance which he or she reasonably believes is appropriate or necessary to make a determination.

     14.7  Final and Binding.  The Independent Valuer's determination will be
           -----------------
final and binding on the Shareholders.

     14.8  Costs.  The Shareholders will each bear a pro-rata share of the costs
           -----
and expenses of the Independent Valuer in accordance with the Agreed
Proportions.

                                  ARTICLE 15:
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     15.1  Governing Law.  This Joint Venture Agreement and the rights and
           -------------
liabilities of the Shareholders hereunder, shall be governed by and construed in accordance with the laws of Bermuda.

     15.2  Captions.  Captions contained in this Joint Venture Agreement are
           --------
inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Joint Venture Agreement or the intent of any provision hereof.

     15.3  Construction.  References in this Joint Venture Agreement to a
           ------------
statute or statutory instrument include a statute or statutory instrument amending, consolidating or replacing them, and references to a statue include statutory instruments and regulations made pursuant to it. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. This Joint Venture Agreement has been negotiated by the Shareholders hereto, each of which has been independently represented by counsel and shall be interpreted in accordance with its terms without any strict construction for or against any Shareholder.

     15.4  Language.  This Joint Venture Agreement is in the English language
           --------
only, which language shall be controlling in all respects, and all versions of this Joint Venture Agreement in any other language shall be for accommodation only and shall not be binding on the Shareholders to this Joint Venture Agreement. All communications and notices made or given pursuant to this Joint Venture Agreement, and all documentation and support to be provided, unless otherwise noted, shall be in the English version.

     15.5  Survival.  All representations and warranties herein shall survive
           --------
until the dissolution and final liquidation of the Company, except to the extent that a representation or warranty expressly provides otherwise. In addition
Article 8 (Dispute Resolution), Article 9 (Limitation on Damages; Contractual Limitation Period), Article 10 (Confidentiality; Public Announcements), Article 15 (Miscellaneous) and Article 16 (Waiver of Conflict of Interest) shall survive the expiration or earlier termination of this Joint Venture Agreement.

     15.6  Severability.  Every provision of this Joint Venture Agreement is
           ------------
intended to be severable. If any term or provision hereto is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the terms or provisions of this Joint Venture Agreement and the Shareholders agree that they will negotiate in good faith to achieve an agreement that produces the same or a substantially similar result.

     15.7  Assignment; Successors.  Except as otherwise set forth herein,
           ----------------------
neither party may assign or delegate any of its rights or obligations hereunder. Any assignment or delegation in derogation of this Section 15.7 shall be null and void. Subject to the limitations on transferability contained herein, each and all of the covenants, terms, provisions and agreements herein contained in shall be binding upon and inure to the benefit of the successors and assigns (including an assignee of all or part of an interest in the Company ) of the respective Shareholders hereto.

     15.8  Execution and Counterparts.  This Joint Venture Agreement and any
           --------------------------
amendment hereto may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement. In addition, this Joint Venture Agreement may be executed through the use of counterpart signature pages. The signature of any Shareholder on any counterpart agreement or counterpart signature page shall be deemed to be a signature to, and may be appended to, one document.

     15.9  Third Party Beneficiary.  No provision of this Joint Venture
           -----------------------
Agreement is intended to be for the benefit of or enforceable by any third party except for the Company.

     15.10  No Agency.  Nothing in this Joint Venture Agreement or the Schedules
            ---------
hereto shall be deemed to create any partnership or agency relationship between any Shareholders or between all the Shareholders. The Shareholders and the Company are each independent companies who shall operate with each other in arm's length transactions. No Shareholder nor the Company shall be entitled to act on behalf of and/or bind any one or more of the others without prior written authorization establishing its authority to do so.

     15.11  Entire Agreement.  This Joint Venture Agreement, together with all
            ----------------
Schedules thereto, and the Related Agreements, collectively set out the entire understanding and agreement between the Shareholders with respect to the matters specifically addressed herein and therein and merger and supersedes all previous communications, negotiations, representations and agreements, either oral or written, with respect to the subject matter hereof and thereof. No agreements, guarantees or representations, whether oral or in writing, have been concluded, issued or made, upon which any Shareholder is relying in concluding this Joint Venture Agreement and the Related Agreements except to the extent expressly set out herein or therein.

     15.12  Amendment.  The amendment of this Joint Venture Agreement shall
            ---------
require the written consent or affirmative vote of each Shareholder hereto.

     15.13  Notices.  Any notice, consent, election, approval, payment, demand,
            -------
or communication required or permitted to be given by this Joint Venture Agreement shall be in writing, must be in English and shall be deemed to have been sufficiently given or served for all purposes if delivered personally or by facsimile to the Shareholder or to an officer of the Shareholder to which directed or if sent by registered or certified mail, postage and charges prepaid, addressed to the address contained in the records of the Company. Any such notice shall be deemed to be given on the date on which it was delivered personally, sent by facsimile with transmission confirmation (provided that the Shareholder giving notice shall also have deposited such notice for mailing pursuant to the provisions of this Section 15.13) or three (3) calendar days (or, if to an address outside the United States, seven (7) calendar days) after deposited in a regularly maintained receptacle for the deposit of United States Air Mail addressed as set out above. Any Shareholder may change its address for purposes of this Joint Venture Agreement by giving the other Shareholders notice of such change in the manner as set out above.

     15.14  Further Documents.  The Shareholders hereto agree to execute and
            -----------------
deliver to each other and/or to the Company, as the case may be, all such additional instruments, to provide all such information, and to do or refrain from doing all such further acts and things as may be necessary or as my be reasonably requested by any Shareholder hereto, more fully to vest in, and to assure each Shareholder of, all rights, powers, privileges, and remedies, herein intended to be granted or conferred upon such Shareholder or the Company.

     15.15  Action by the Company.  Wherever in this Joint Venture Agreement it
            ---------------------
states that any action is to be taken by the Company, it shall mean that the Shareholders to this Joint Venture Agreement shall endeavor to use all reasonable efforts as Shareholders of the Company to cause the Company to take such action as herein described.

     15.16  Several Liability. The obligations of each of the Shareholders under
            -----------------
this Joint Venture Agreement are several and not joint.

     15.17  Fees and Expenses. Each party will pay its own fees and expenses in
            -----------------
connection with the formation of the Company and the preparation and negotiation of this Joint Venture Agreement and the Related Agreements.

     15.18  Prevalence of Agreement. In the event of any ambiguity or conflict
            -----------------------
arising between the terms of this Joint Venture Agreement and those of the Memorandum of Association of the Company, the terms of this Joint Venture Agreement shall prevail as between the Parties except as otherwise provided by applicable law.

     15.19  Precedence. The provisions of this Joint Venture Agreement shall
            ----------
prevail over any inconsistencies or conflicting provisions of any of the Related Agreements.

                                  ARTICLE 16:
                        WAIVER OF CONFLICT OF INTEREST
                        ------------------------------

     EACH OF THE SHAREHOLDERS HAS BEEN REPRESENTED BY SEPARATE COUNSEL IN CONNECTION WITH THIS JOINT VENTURE AGREEMENT AND THE RELATED AGREEMENTS. SUCH COUNSEL HAS NOT REPRESENTED THE COMPANY TO DATE. THE LAWYERS, ACCOUNTANTS AND OTHER EXPERTS WHO HAVE PERFORMED SERVICES FOR THE SHAREHOLDERS IN THE PAST MAY PERFORM SERVICES FOR THE COMPANY AND MAY CONTINUE TO ALSO PERFORM SERVICES FOR THE SEPARATE SHAREHOLDERS IN THE FUTURE. TO THE EXTENT THAT SUCH DUAL REPRESENTATION CONSTITUTES A CONFLICT OF INTEREST, THE COMPANY AND EACH OF THE SHAREHOLDERS HEREBY EXPRESSLY WAIVE ANY SUCH CONFLICT OF INTEREST WITH RESPECT TO ANY SUCH DUAL REPRESENTATION RELATIVE TO THE NEGOTIATION, AUTHORSHIP AND EXECUTION OF THIS JOINT VENTURE AGREEMENT AND THE RELATED AGREEMENTS.




                  (REMAINDER OF THIS PAGE INTENTIONALLY BLANK)

  IN WITNESS WHEREOF, the undersigned have each executed or caused this Joint Venture Agreement to be executed as of the date and year first above written.

EXODUS COMMUNICATIONS, INC., a Delaware             ASIA GLOBAL CROSSING, LTD., a company
corporation                                         organized under the laws of Bermuda

By: /s/ Ellen M. Hancock                            By: /s/ Charles F. Carroll
    --------------------                            ----------------------
(Signature)                                         (Signature)

Its: Chief Executive Officer and Chairman           Its: Senior Vice President and General Counsel
-----------------------------------------           -----------------------------------------
(Title)                                             (Title)

EXODUS ASIA-PACIFIC LTD,  a company
organized under the laws of Bermuda

By:
     ------------------------------------
(Signature)

Its:
     ------------------------------------
(Title)





                  [SIGNATURE PAGE TO JOINT VENTURE AGREEMENT]

                    SCHEDULE 1.52:        Network Agreement
                    -------------         -----------------


                               (Attached Hereto)

                   SCHEDULE 6.4:          No Conflict
                   -------------          -----------
1.   EXODUS

     Agreements and governing documents with respect to Exodus Japan.

2.   GLOBAL CROSSING

     Agreements and governing documents with respect to Hutchinsen Global Crossing.

     Agreements and governing documents with respect to GCTR Japan.

            SCHEDULE 6.10:  Encumbrances on Joint Venture Interest
            -------------   --------------------------------------



   1. Security interest to be granted by EXODUS in its Joint Venture Interest pursuant a CREDIT AGREEMENT presently contemplated to be entered into among EXODUS COMMUNICATIONS, INC., the LENDERS named therein, THE CHASE MANHATTAN BANK, as Administrative Agent and Collateral Agent, and CHASE MANHATTAN INTERNATIONAL LIMITED, as London Agent.

              SCHEDULE 6.13:  Business Interests in the Territory
              -------------   -----------------------------------

1.  EXODUS

    Japan -- Exodus Japan

2.  GLOBAL CROSSING

    Hong Kong - Hutchinsen Global Crossing

    Japan - GCTR Japan